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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K/A

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   February 18, 1994
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                     SANTA ANITA REALTY ENTERPRISES, INC.
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            (Exact name of registrant as specified in its charter)


           Delaware                     0-9109                 95-3520818
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(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)         Identification No.)


363 San Miguel Drive, Newport Beach, California                92660-7805
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(Address of principal executive officers)                      (Zip Code)


Registrant's telephone number, including area code  (714) 721-2700
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(Former name or former address, if changed since last report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
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     Santa Anita Realty Enterprises, Inc., a Delaware corporation ("Realty"), and Pacific Gulf Properties Inc., a Maryland corporation ("Pacific"), entered into a Purchase and Sale Agreement dated as of November 15, 1993 (the "Purchase and Sale Agreement"). Pursuant to the Purchase and Sale Agreement, Realty sold to Pacific ten multifamily properties, containing 2,654 apartment units, located in Southern California, Texas and the Pacific Northwest, and three industrial properties, containing an aggregate of 185,000 leasable square feet of industrial space, located in the State of Washington (the "Transferred Properties"). Realty's corporate headquarters building, located in Newport Beach, California, and related assets were also acquired by Pacific. The sale of the Transferred Properties was consummated on February 18, 1994, following public offerings of common stock and convertible subordinated debentures by Pacific. Prior to such offering, Pacific was a wholly-owned subsidiary of Realty.

     In the Purchase and Sale Agreement, Pacific agreed to acquire Realty's interest in an industrial property located in Baldwin Park, California ("Baldwin Industrial Park") subject to satisfaction of certain conditions, for a minimum price of $8.9 million payable in additional shares of Pacific common stock with the final price dependent upon completion of negotiations with the other owners of Baldwin Industrial Park and an appraisal

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process. Management believes that Pacific's acquisition of Baldwin Industrial
Park will be completed in the second half of 1994.

     In consideration of the sale of the Transferred Properties, Realty received approximately $44.4 million in cash and 149,900 shares of the common stock of Pacific. In addition, Realty was relieved of approximately $44.3 million of mortgage debt on the Transferred Properties. Realty will also receive, at the time the acquisition of Baldwin Industrial Park is completed, approximately $1.2 million in additional common stock of Pacific as consideration for the corporate headquarters building and other assets related to the Transferred Properties and corporate headquarters (net of the miscellaneous liabilities assumed by Pacific, including liabilities under employee benefit plans of Realty relating to those officers and employees of Pacific who were formerly employees of Realty). Realty and Pacific have also entered into a management agreement whereby Pacific has agreed to manage certain properties retained by Realty and, if requested by Realty, to negotiate the disposition of some or all of such properties. Finally, with respect to the common stock of Pacific owned by Realty, Pacific has entered into a registration rights agreement with Realty which, under certain circumstances, allows Realty to require the registration and the public offer and sale of such stock. To secure its obligations to acquire Baldwin Industrial Park and pay for the corporate headquarters building and other assets related to the Transferred Properties and

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corporate headquarters, on March 29, 1994, Pacific caused to be issued to Realty letters of credit totaling $2.5 million.

     The value of the consideration paid for the Transferred Properties was not based on the book value of those properties, and no appraisals or other valuations were obtained for any of the Transferred Properties. Rather, the amount of consideration received by Realty resulted from the allocation of the ownership interest in Pacific to purchasers of the common stock in Pacific's public offering, which was equal to the percentage of annualized pro forma cash available for distribution required to pay cash distributions resulting in an annual distribution rate of approximately 8.55% of the public offering price per share of $18.25. The remaining interest in Pacific was then allocated to Realty.

     Realty currently owns 150,000 shares of the Common Stock of Pacific, comprising approximately 3.6 percent of the outstanding common shares of Pacific. At the time of the transaction, Glenn L. Carpenter served as President, Chief Executive Officer and a Director of Realty, as well as President, Chief Executive Officer and a Director of Pacific; Donald G. Herrman served as the Vice President -- Finance and Secretary of Realty, as well as the Senior Vice President, Secretary, Treasurer and Chief Financial Officer of Pacific; Lonnie P. Nadal served as Vice President -- Acquisitions of both Realty and Pacific; and Robert H. Grant and Robert E. Morgan served on the

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Board of Directors of Realty, as well as on the Board of Directors of Pacific.
All of these officers resigned as officers of Realty, and Mr. Carpenter resigned as a director of Realty, on February 18, 1994. Mr. Grant resigned as a director of Pacific on March 14, 1994, but remains a director of Realty. Mr. Morgan continues to serve on the Boards of Directors of both companies. All of Pacific's other employees were formerly employees of Realty.

ITEM 5.  OTHER EVENTS.
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     In light of the resignation of Glenn L. Carpenter as President and Chief
Executive Officer of Realty (see Item 2), the Board of Directors of Realty appointed Glennon E. King as acting Chief Executive Officer of Realty. Mr. King served as acting Chief Executive Officer from February 18 until March 15, 1994. As of March 16, 1994, the Board of Directors of Realty has appointed Sherwood C. Chillingworth as Chief Executive Officer of Realty and Mr. King as acting Chief Financial Officer of Realty.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
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(a)  Financial statements of businesses acquired.
          None.

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(b)  Pro forma financial information.

          Incorporated by reference to Note 2 to Financial Statements to Joint Annual Report on Form 10-K of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company for the year ended December 31, 1993.

(c)  Exhibits.

          See Exhibit Index.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SANTA ANITA REALTY ENTERPRISES, INC.

Date:  April 18, 1994                  By:        /s/ GLENNON E. KING
                                             ______________________________
                                             Name:  Glennon E. King

                                             Title: Acting Chief Financial
                                                    Officer

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                                 EXHIBIT INDEX

10. Purchase and Sale Agreement dated as of November 15, 1993 between Realty and Pacific (incorporated by reference to Exhibit 1 to the Current Report on Form 8-K of Santa Anita Realty Enterprises, Inc., event date February 18, 1994).

99. Note 2 to Financial Statements to Joint Annual Report on Form 10-K of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company for the year ended December 31, 1993.

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